Exhibit 99.2
Coquina Crossing — near St. Augustine, FL Breezy Hill — West Palm Beach Area, FL
Equity LifeStyle Properties, Inc. Two North Riverside Plaza
Chicago, IL 60606 www.EquityLifeStyle.com

Equity LifeStyle Properties, Inc.

Overview

The Company

Equity LifeStyle Properties, Inc. ("ELS", "we", 'us", "our" or the "Company") (NYSE:ELS) was formed in December 1992 as a Maryland corporation to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated properties since 1969. We have been a public company since 1993 and have elected to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1993.

We are a fully integrated owner and operator of lifestyle-oriented properties ("Properties"). We lease individual developed areas, or sites, with access to utilities for placement of factory-built homes, cottages, cabins or recreational vehicles ("RVs"). Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific Properties for limited stays. As of July 18, 2011, we owned or had an ownership interest in a portfolio of 342 Properties located throughout the United States and Canada containing 123,065 residential sites. These Properties are located in 30 states and British Columbia.

This Supplemental Package was prepared to provide (1) certain operational information about the Company for the periods ended June 30, 2011 and 2010, (2) details of the Company's guidance assumptions for the remainder of 2011 and (3) information about the Acquisition.

On May 31, 2011, through our operating partnership, we entered into purchase agreements to acquire a portfolio of 76 manufactured home communities (the "Acquisition Properties") containing 31,167 sites on approximately 6,500 acres located in 16 states and certain manufactured homes and loans secured by manufactured homes located at the Acquisition Properties for a stated purchase price of $1.43 billion (the "Acquisition").

On July 1, 2011, we closed on 35 Acquisition Properties and expect to close on the remainder of the Acquisition on or before October 1, 2011. Please refer to pages 17 – 19 of this supplemental package for details on the conditions to closing on the remainder of the Acquisition. Additional details on the Acquisition can be found in the Company's Current Reports on Form 8-K filed May 31, 2011 and July 1, 2011.

Certain statements made within this Supplemental Package may include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company's expectations, goals or intentions regarding the future, statements regarding the anticipated closing of the Company's pending Acquisition and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

- the Company's ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);
- the Company's ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;
- the Company's assumptions about rental and home sales markets;
- the Company's assumptions and guidance concerning 2011 estimated net income and funds from operations;
- in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;
- results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options, including site-built single-family housing;
- impact of government intervention to stabilize site-built single family housing and not manufactured housing;
- the completion of the Acquisition in its entirety and future acquisitions, if any, the timing and effective integration with respect thereto and the Company's estimates regarding the future performance of the Acquisition Properties;
- the Company's inability to secure the contemplated debt financings to fund a portion of the stated purchase price of the Acquisition on favorable terms or at all and the timing with respect thereto;
- unanticipated costs or unforeseen liabilities associated with the Acquisition;
- ability to obtain financing or refinance existing debt on favorable terms or at all;
- the effect of interest rates;
- the dilutive effects of issuing additional securities;
- the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties under the Codification Topic "*Revenue Recognition*;" and
- other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Equity LifeStyle Properties, Inc.

Table of Contents

	Page
Quarters and Six Months Ended June 30, 2011 and 2010	
Consolidated Income from Property Operations	4
Core Income from Property Operations	5
Income from Rental Operations	6
Guidance	
2011 Guidance	7
2011 Core Guidance Assumptions	8
Third Quarter 2011 Guidance	9
Fourth Quarter 2011 Guidance	10
Core Growth Assumptions – Second Half of 2011	11
2011 Acquisition Assumptions	12
Other	
2011 As If the Acquisition Occurred on January 1, 2011	14
2011 Acquisition Properties – Income from Property Operations	16
2011 Acquisition Properties	17
Non–GAAP Financial Measures	20

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Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations [1]

(In $US Millions)

	Quarter Ended 30-Jun-11	Quarter Ended 30-Jun-10	Six Months Ended 30-Jun-11	Six Months Ended 30-Jun-10
Community base rental income	$ 66.4	$ 64.6	$ 132.6	$ 129.0
Resort base rental income [2]	29.3	28.5	65.7	65.4
Right-to-use annual payments	12.6	12.9	24.6	25.1
Right-to-use contracts current period, gross	4.9	5.7	8.7	10.6
Utility and other income	12.4	11.9	25.5	24.9
Property operating revenues	125.6	123.6	257.1	255.0
Property operating expenses	58.9	58.9	113.5	113.9
Income from property operations	$ 66.7	$ 64.7	$ 143.6	$ 141.1

1) See July 18, 2011 ELS press release for a complete Consolidated Statement of Operations. The line items that the Company includes in property operating revenues are also individually included in our Consolidated Statement of Operations. Property operating expenses above include the captions property operating and maintenance, real estate taxes and sales and marketing, gross that each appear on our Consolidated Statement of Operations.

2) Resort base rental income is comprised of the following (in millions):

	Quarter Ended 30-Jun-11	Quarter Ended 30-Jun-10	Six Months Ended 30-Jun-11	Six Months Ended 30-Jun-10
Annual	$ 20.7	$ 19.8	$ 41.0	$ 39.3
Seasonal	2.6	2.5	14.2	15.0
Transient	6.0	6.2	10.5	11.1

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Equity LifeStyle Properties, Inc.

Core (1) Income from Property Operations

(In $US Millions)

	Quarter Ended 30-Jun-11	Quarter Ended 30-Jun-10	% Change (2)	Six Months Ended 30-Jun-11	Six Months Ended 30-Jun-10	% Change (2)
Community base rental income	$ 66.4	$ 64.6	2.8%	$ 132.6	$ 129.0	2.8%
Resort base rental income (3)	29.1	28.5	2.3%	65.5	65.4	0.1%
Right-to-use annual payments	12.6	12.9	-2.5%	24.5	25.1	-2.3%
Right-to-use contracts current period, gross	4.9	5.7	-14.5%	8.7	10.6	-18.0%
Utility and other income	12.4	11.9	4.5%	25.5	24.8	2.7%
Property operating revenues (4)	125.4	123.6	1.5%	256.8	254.9	0.7%
Property operating expenses (5)	58.5	58.9	-0.6%	112.9	113.8	-0.9%
Income from property operations	$ 66.9	$ 64.7	3.4%	$ 143.9	$ 141.1	2.0%

1) 2011 Core properties include properties we expect to own and operate during all of 2010 and 2011. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2) Calculations prepared using unrounded numbers.
3) Resort base rental income is comprised of the following (in millions):

	Quarter Ended 30-Jun-11	Quarter Ended 30-Jun-10	% Change (2)	Six Months Ended 30-Jun-11	Six Months Ended 30-Jun-10	% Change (2)
Annual	$ 20.6	$ 19.8	4.2%	$ 41.0	$ 39.2	4.3%
Seasonal	2.5	2.5	2.1%	14.1	15.1	-6.4%
Transient	6.0	6.2	-3.5%	10.4	11.1	-5.9%

4) Excluding right-to-use contracts, property operating revenues would have increased 2.3% and 1.5% for the quarter and six months ended June 30, 2011, respectively. The reduction in entry of right-to-use contracts in 2011 is due to the Company's introduction of low-cost membership products in the spring of 2010 and the phase-out of memberships with higher initial upfront payments. Most of the right-to-use contract revenue in 2011 is from upgrades of existing memberships.
5) Excluding sales and marketing expenses, property operating expenses would have increased 0.3% and 0.5% for the quarter and six months ended June 30, 2011, respectively. The decrease in sales and marketing expenses is due to reduced commissions as a result of reduced high-cost right-to-use contracts activity described in footnote (4) above.

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Equity LifeStyle Properties, Inc. 6
Income from Rental Operations 1) For the quarter and six months ended June 30, 2011, approximately included in Community base rental income in the Income and six months ended June 30, 2010, approximately
Community base rental income in the Consolidated remainder of the Income from rental operations activity is our Consolidated Statement of Operations. (In $US Millions)
Quarter Ended
30-Jun Manufactured homes:
New Home $2.9 Used Home
Rental operations revenues (1) Rental operations expense
Depreciation Income from rental operations $4.9
Net basis in new manufactured home rental units as of: $65.7 Net basis in used manufactured home rental units as of: $24.7
Number of occupied rentals — new, end of period Number of occupied rentals — used, end of period
$5.1 million and $9.8 million, respectively, are from Property Operations table on page 4. For the quarter
$3.6 million and $7.0 million, respectively, are included in Income from Property Operations table on page 4. The included in the caption “Ancillary services revenues, net” on

Equity LifeStyle Properties, Inc.

2011 Guidance - Selected Financial Data [1]

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2011 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) completion of the Acquisition in its entirety and on the schedule assumed, (viii) ability to close on $250 million of secured financing to fund the Acquisition, (ix) transaction costs associated with the Acquisition, and (x) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data)	ELS 2011 Guidance	2011 Acquisitions [3]	Total
Income from Property Operations - 2011 Core [2]	$ 284.7	$ -	$ 284.7
Income from Property Operations - Acquisition properties	-	40.3	40.3
Property Management and general and administrative	(56.9)	(3.2)	(60.1)
Other Income and Expenses	10.2	3.5	13.7
Financing Costs and Other	(101.1)	(15.9)	(117.0)
Funds from Operations (FFO), excluding transaction costs [4]	136.9	24.7	161.6
2011 Acquisition Transaction Costs [7]	-	(21.0)	(21.0)
Funds from Operations (FFO) [4]	136.9	3.7	140.6
Depreciation on Real Estate and Other	(70.3)	(41.3)	(111.6)
Deferral of right-to-use contract sales revenue and commission [5]	(7.8)	-	(7.8)
(Income) Loss allocated to OP Units and ELS Series B preferred	(6.9)	4.4	(2.5)
Net Income (Loss) Available to Common Shares [5]	$ 51.9	$ (33.2)	$ 18.7
Net Income Per Common Share - Fully Diluted			$ 0.53
FFO Per Share, excluding transaction costs - Fully Diluted			$ 4.01
FFO Per Share - Fully Diluted			$ 3.49
Weighted Average Shares Outstanding - Fully Diluted [6]	35.7	4.6	40.3

1) Each line item represents the mid-point of a range of possible outcomes and reflects management's best estimate of the most likely outcome. The first six months of the ELS 2011 guidance is based on historical results. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2) See page 8 for Core growth assumptions. Amount represents 2010 Core Income from property operations of $276.3 million multiplied by an estimated growth rate of 3.1%.
3) 2011 acquisitions guidance makes certain assumptions about the timing of the Acquisition, mortgage debt assumption approvals and the closing of new mortgage financing. There can be no assurances that our estimates will reflect actual timing. See page 12 for 2011 Acquisition assumptions.
4) See page 20 for definition of FFO.
5) Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.
6) Estimate includes all common shares and Series B preferred shares issued as of July 1, 2011 and assumes 1,425,517 additional common shares and 1,453,793 additional Series B preferred shares will be issued on or before October 1, 2011. The timing of the share issuances are dependent on the timing of the Acquisition closings. See page 17 for the timing of anticipated closings and the status of debt assumption closing conditions.
7) Amount represents the Company's estimate of costs for the Acquisition, including approximately $12 million of seller's debt defeasance costs, $2.0 million of transfer tax, $3.5 million in professional fees and $3.5 million in due diligence costs such as title insurance and preparation and review of reports related to title, survey, zoning and environmental.

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Equity LifeStyle Properties, Inc.

2011 Core [(1)] Guidance Assumptions - Income from Property Operations

(In $US Millions)

	Year ended 12/31/2010	2011 Growth Factors [(2)]
Community Base Rental Income	$ 259.3	2.7%
Resort Base Rental Income [(3)]	129.2	0.8%
Right to Use Annual Payments	49.8	-1.2%
Right to Use Contracts	19.5	-5.8%
Utility and Other Income	48.3	1.9%
Property Operating Revenues	506.1	1.3%
Property Operating Expenses	(229.8)	-0.5%
Income from Property Operations	$ 276.3	3.1%

1) 2011 Core properties include properties we expect to own and operate during all of 2010 and 2011. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2) Management's estimate of the growth of the 2011 Core in 2011 compared to actual 2010 performance. Represents the mid-point of a range of possible outcomes. The first six months of growth factors is based on historical results.
3) Resort base rental income is comprised of the following (in millions):

	Year ended 12/31/2010	2011 Growth Factors [(2)]
Annual	$ 79.8	4.0%
Seasonal	21.6	-6.0%
Transient	27.8	-3.3%

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Equity LifeStyle Properties, Inc.

Third Quarter 2011 Guidance - Selected Financial Data (1)

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2011 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) completion of the Acquisition in its entirety and on the schedule assumed, (viii) ability to close on $250 million of secured financing to fund the Acquisition, (ix) transaction costs associated with the Acquisition, and (x) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data)	ELS 2011 Guidance	2011 Acquisitions (3)	Total
Income from Property Operations - 2011 Core (2)	$ 71.8	$ -	$ 71.8
Income from Property Operations - Acquisition properties	-	15.1	15.1
Property Management and general and administrative	(14.5)	(1.4)	(15.9)
Other Income and Expenses	4.0	1.5	5.5
Financing Costs and Other	(25.1)	(5.2)	(30.3)
Funds from Operations (FFO), excluding transaction costs (4)	36.2	10.0	46.2
2011 Acquisition Transaction Costs (7)	-	(15.7)	(15.7)
Funds from Operations (FFO) (4)	36.2	(5.7)	30.5
Depreciation on Real Estate and Other	(17.6)	(15.4)	(33.0)
Deferral of right-to-use contract sales revenue and commission (5)	(2.2)	-	(2.2)
(Income) Loss Allocated to OP Units and ELS Series B preferred	(1.7)	2.2	0.5
Net Income (Loss) Available to Common Shares (5)	$ 14.7	$ (18.9)	$ (4.2)
Net Income (Loss) Per Common Share - Basic and Fully Diluted (8)			$ (0.12)
FFO Per Share, excluding transaction costs - Fully Diluted			$ 1.07
FFO Per Share - Fully Diluted			$ 0.71
Weighted Average Shares Outstanding - Basic	31.0	7.1	38.1
Weighted Average Shares Outstanding - Fully Diluted (6)	35.7	7.3	43.0

1) Each line item represents the mid-point of a range of possible outcomes and reflects management's best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2) See page 11 for 2011 Core growth assumptions. Amount represents 2010 Core income from property operations of $68.2 million multiplied by an estimated growth rate of 5.4%.
3) 2011 acquisitions guidance makes certain assumptions about the timing of the Acquisition, mortgage debt assumption approvals and the closing of new mortgage financing. There can be no assurances that our estimates will reflect actual timing. See page 12 for 2011 Acquisition assumptions.
4) See page 20 for definition of FFO.
5) Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.
6) Estimate includes all common shares and Series B preferred shares issued as of July 1, 2011 and assumes 1,155,172 additional common shares will be issued during the quarter ended September 30, 2011. The timing of the share issuances are dependent on the timing of the Acquisition closings. See page 17 for the timing of anticipated closings and the status of debt assumption closing conditions.
7) See footnote (11) on page 15 for details on 2011 estimated transaction costs of $21 million. Amount above represents our estimate of the costs to be incurred in this quarter based on the timing of closings expect to occur this quarter.
8) As a result of the estimated Net loss available for Common Shares, both the Company's common OP Units and the newly issued shares of Series B Preferred Stock are considered anti-dilutive, and therefore both were excluded from the computation of the Net Loss Per Common Share – Basic and Fully Diluted.

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Equity LifeStyle Properties, Inc.

Fourth Quarter 2011 Guidance - Selected Financial Data [1]

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2011 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) completion of the Acquisition in its entirety and on the schedule assumed, (viii) ability to close on $250 million of secured financing to fund the Acquisition, (ix) transaction costs associated with the Acquisition, and (x) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data)	ELS 2011 Guidance	2011 Acquisitions [3]	Total
Income from Property Operations - 2011 Core [2]	$ 68.9	$ -	$ 68.9
Income from Property Operations - Acquisition properties	-	25.2	25.2
Property Management and general and administrative	(14.1)	(1.8)	(15.9)
Other Income and Expenses	0.9	2.0	2.9
Financing Costs and Other	(25.0)	(10.7)	(35.7)
Funds from Operations (FFO), excluding transaction costs [4]	30.7	14.7	45.4
2011 Acquisition Transaction Costs [7]	-	(3.2)	(3.2)
Funds from Operations (FFO) [4]	30.7	11.5	42.2
Depreciation on Real Estate and Other	(17.6)	(25.9)	(43.5)
Deferral of right-to-use contract sales revenue and commission [5]	(2.1)	-	(2.1)
(Income) Loss Allocated to OP Units and ELS Series B preferred	(1.5)	1.9	0.4
Net Income (Loss) Available to Common Shares [5]	$ 9.5	$ (12.5)	$ (3.0)
Net Income (Loss) Per Common Share - Basic and Fully Diluted [8]			$ (0.09)
FFO Per Share, excluding transaction costs - Fully Diluted			$ 1.00
FFO Per Share - Fully Diluted			$ 0.93
Weighted Average Shares Outstanding - Basic	31.0	7.8	38.8
Weighted Average Shares Outstanding - Fully Diluted [6]	35.7	9.5	45.2

1) Each line item represents the mid-point of a range of possible outcomes and reflects management's best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2) See page 11 for Core growth assumptions. Amount represents 2010 Core income from property operations of $67 million multiplied by an estimated Core growth rate of 2.8%.
3) 2011 acquisitions guidance makes certain assumptions about the timing of the Acquisition, mortgage debt assumption approvals and the closing of new mortgage financing. There can be no assurances that our estimates will reflect actual timing. See page 12 for 2011 Acquisition assumptions.
4) See page 20 for definition of FFO.
5) Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.
6) Estimate includes all common shares and Series B preferred shares issued as of July 1, 2011 and assumes 1,425,517 common shares and 1,453,793 Series B preferred shares will be issued to Hometown on or before October 1, 2011. The timing of the share issuances are dependent on the timing of the Acquisition closings. See page 17 for the timing of anticipated closings and the status of certain closing conditions, such as due diligence and debt assumption.
7) See footnote (11) on page 15 for details on 2011 estimated transaction costs of $21 million. Amount above represents our estimate of the costs to be incurred in this quarter based on the timing of closings expect to occur this quarter.
8) As a result of the estimated Net loss available for Common Shares, both the Company's common OP Units and the newly issued shares of Series B Preferred Stock are considered anti-dilutive, and therefore both were excluded from the computation of the Net Loss Per Common Share – Basic and Fully Diluted.

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Equity LifeStyle Properties, Inc.

2011 Core (1) Growth Assumptions - Income from Property Operations

(In $US Millions)

	Historical 3Q 2010	3Q 2011 Growth Factors (2)	Historical 4Q 2010	4Q 2011 Growth Factors (2)	2nd half ended 12/31/2010	2nd half 2011 Growth Factors (2)
Community Base Rental Income	$ 65.0	2.8%	$ 65.3	2.6%	$ 130.3	2.7%
Resort Base Rental Income (3)	35.8	1.7%	27.9	1.0%	63.7	1.4%
Right to Use Annual Payments	12.6	-0.9%	12.2	0.5%	24.8	-0.2%
Right to Use Contracts	4.6	11.8%	4.3	5.7%	8.9	8.9%
Utility and Other Income	12.4	0.9%	11.0	0.9%	23.4	0.9%
Property Operating Revenues	130.4	2.3%	120.7	2.0%	251.1	2.1%
Property Operating Expenses	(62.2)	-1.1%	(53.7)	0.9%	(115.9)	-0.2%
Income from Property Operations	$ 68.2	5.4%	$ 67.0	2.8%	$ 135.2	4.1%

1) 2011 Core properties include properties we expect to own and operate during all of 2010 and 2011. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2) Management's estimate of the growth of the 2011 Core in 2011 compared to actual 2010 performance. Represents the mid-point of a range of possible outcomes.
3) Resort base rental income is comprised of the following (in millions):

	Historical 3Q 2010	3Q 2011 Growth Factors (2)	Historical 4Q 2010	4Q 2011 Growth Factors (2)	2nd half ended 12/31/2010	2nd half 2011 Growth Factors (2)
Annual	$20.2	3.7%	$20.4	3.8%	$40.6	3.7%
Seasonal	2.3	-5.0%	4.1	-5.2%	6.4	-5.1%
Transient	13.3	0.0%	3.4	-7.8%	16.7	-1.6%

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Equity LifeStyle Properties, Inc.

2011 Acquisition Assumptions [1]

(In $US Millions)	Third Quarter 2011	Fourth Quarter 2011	Six Months Ended 12/31/2011
Community base rental income	$ 21.3	$ 34.6	$ 55.9
Resort base rental income	-	0.2	0.2
Utility income and other property income	2.0	3.0	5.0
Property operating revenues	23.3	37.8	61.1
Property operating expenses	8.2	12.6	20.8
Income from property operations [2]	$ 15.1	$ 25.2	$ 40.3
Property management and general and administrative [3]	$ 1.4	$ 1.8	$ 3.2
Other income and expenses [4]	1.5	2.0	3.5
Financing costs and other [5]	5.2	10.7	15.9
Depreciation on real estate and other [6]	15.4	25.9	41.3

See page 13 for footnotes to this table.

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Equity LifeStyle Properties, Inc.

2011 Acquisition Assumption Footnotes

1) Each line item represents our estimate of the mid-point of a possible range of outcomes. 2011 acquisition guidance also makes certain assumptions about the timing of the Acquisition, mortgage debt assumption approvals and the closing of new mortgage financing. There can be no assurances that our estimates will be reflected in actual results.

2) Estimates above were based on 2011 budgets provided to us by the seller and exclude property management expenses. Seller's budgets may not be reflective of the Company's accounting policies, which may impact the timing and amount of actual income from property operations as compared to seller's budgets. Estimated third quarter 2011 income from property operations includes 35 Acquisition Properties acquired July 1, 2011 and 23 Acquisition Properties that we expect to acquire during the third quarter of 2011. Estimated fourth quarter 2011 income from property operations includes 35 Acquisition Properties acquired July 1, 2011 and 41 Acquisition Properties that we expect to acquire on or before October 1, 2011.

3) As reported in ELS' Current Report on Form 8-K filed on May 31, 2011, the Company has estimated that its annual incremental property management expenses associated with the Acquisition are approximately $5.8 million and its annual incremental general and administrative expenses associated with the Acquisition are approximately $1.6 million for a total of annual incremental overhead cost of approximately $7.4 million. Our estimated incremental overhead costs for the quarter ended September 30, 2011 was based on the annual amount of $7.4 million and pro-rated for the number and timing of closings expected to occur during the third quarter. Our estimated incremental overhead costs for the quarter ended December 31, 2011 was based on the annual amount of $7.4 million and divided by four as our guidance assumes we will complete the Acquisition on or before October 1, 2011.

4) The Company's Current Report on Form 8-K filed on May 31, 2011 contains audited statements of revenues and certain operating expenses for the Hometown 3-14 Properties (as defined in such 8-K) for the year ended December 31, 2010. The audited revenues include $8.7 million of interest income from loans secured by manufactured homes located at such properties. Our estimated other income and expenses related to the Acquisition for the quarter ended September 30, 2011 was based on the annual interest income amount of $8.7 million and pro-rated for the number and timing of closings expected to occur during the third quarter. Our estimated other income and expenses related to the Acquisition for the quarter ended December 31, 2011 was based on the annual amount of $8.7 million and divided by four as our guidance assumes we will complete the Acquisition on or before October 1, 2011. Both quarters also include some adjustments for anticipated rental operations activity that was excluded from the audited statements.

5) Financing Costs and Other assumes (in millions):

	3rd Qtr 2011	4th Qtr 2011
Interest expense on mortgages assumed before or during the quarter	$2.9	$7.3
Amortization of note premium on assumed mortgages	(0.6)	(1.8)
Interest expense on new secured mortgages funded before or during the quarter	1.1	3.2
Interest expense on $200 million Term Loan funded July 1, 2011	1.7	1.7
Amortization of costs to incur or originate debt above	0.1	0.3
Total	$5.2	$10.7

(6) As reported in ELS' Current Report on Form 8-K filed on May 31, 2011, the Company has estimated annual depreciation of the acquired real estate of approximately $24 million and estimated annual amortization expenses of an intangible asset for in-place leases of approximately $80 million for a total of $104 million. Depreciation of real estate is on a straight-line basis using a 30-year estimated life and in-place leases are amortized over one year. Our estimated depreciation on real estate and other related to the Acquisition for the quarter ended September 30, 2011 was based on the annual depreciation amount of $104 million and pro-rated for the number and timing of closings expected to occur during the third quarter. Our estimated depreciation on real estate and other related to the Acquisition portfolio for the quarter ended December 31, 2011 was based on the annual amount of $104 million and divided by four as our guidance assumes we will complete the Acquisition on or before October 1, 2011.

13

Equity LifeStyle Properties, Inc.

2011 As If Acquisition Occurred 1/1/2011 [1]

The Company's table below and our estimates of the performance of the 2011 Acquisition "as if" the Company had completed the Acquisition on January 1, 2011 acknowledges the existence of volatile economic conditions, which may impact ELS 2011 guidance assumptions. Factors impacting the estimates on the table include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) transaction costs associated with the Acquisition, and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data)	ELS 2011 Guidance	2011 Acquisitions [3]	Total
Income from Property Operations - 2011 Core [2]	$ 284.7	$ -	$ 284.7
Income from Property Operations - Acquisition properties [3]	-	101.6	101.6
Property Management and general and administrative	(56.9)	(7.4) [7]	(64.3)
Other Income and Expenses	10.2	8.4 [8]	18.6
Financing Costs and Other	(101.1)	(43.5) [9]	(144.6)
Funds from Operations (FFO), excluding transaction costs [4]	136.9	59.1	196.0
2011 Acquisition Transaction Costs [11]	-	(21.0)	(21.0)
Funds from Operations (FFO) [4]	136.9	38.1	175.0
Depreciation on Real Estate and Other	(70.3)	(104.0) [10]	(174.3)
Deferral of right-to-use contract sales revenue and commission, net [5]	(7.8)	-	(7.8)
(Income) Loss Allocated to OP Units and ELS Series B preferred	(6.9)	7.8	0.9
Net Income (Loss) Available to Common Shares [5]	$ 51.9	$ (58.1)	$ (6.2)
Net Income (Loss) Per Common Share - Basic and Fully Diluted [12]			$ (0.18)
FFO Per Share, excluding transaction costs - Fully Diluted			$ 4.34
FFO Per Share - Fully Diluted			$ 3.87
Weighted Average Shares Outstanding - Basic	31.0	7.8	38.8
Weighted Average Shares Outstanding - Fully Diluted [6]	35.7	9.5	45.2

See page 15 for footnotes to this table.

14

Equity LifeStyle Properties, Inc.

2011 As If Acquisition Occurred 1/1/2011 Footnotes

1) Each line item represents the mid-point of a range of possible outcomes and reflects managements' best estimate of the most likely outcome. The first six months of the ELS 2011 guidance is based on historical results. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect. 2011 Acquisitions column assumes that the Acquisition was completed in its entirety on January 1, 2011.

2) See page 8 for Core growth assumptions. Amount represents 2010 Core Income from property operations of $276.3 million multiplied by an estimated growth rate of 3.1%.

3) Based on annualizing unaudited historical income from property operations provided by seller for the six months ended June 30, 2011 and not reflective of the Company's accounting policies. See page 16.

4) See page 20 for definition of FFO.

5) Due to the uncertain timing and extent of right to use sales and the resulting deferrals, actual income could differ materially from expected net income.

6) 2011 Acquisitions column assumes the common stock offering completed in June 2011 for 6,037,500 shares was completed on January 1, 2011 and assumes the issuance of 1,708,276 common shares and 1,740,000 Series B Preferred Stock on January 1, 2011 to the seller of the Acquisition Properties.

7) As reported in ELS' Current Report on Form 8-K filed on May 31, 2011, the Company has estimated that its annual incremental property management expenses associated with the Acquisition Properties are approximately $5.8 million and its annual incremental general and administrative expenses associated with the Acquisition Properties are approximately $1.6 million for a total of annual incremental overhead cost of approximately $7.4 million.

8) The Company's Current Report on Form 8-K filed on May 31, 2011 contains audited statements of revenues and certain operating expenses for the Hometown 3-14 Properties (as defined in such 8-K) for the year ended December 31, 2010. The audited revenues include $8.7 million of interest income from loans secured by manufactured homes located at these properties. Our estimated "Other Income and Expenses" primarily includes this interest income and some adjustments for anticipated rental operations activity that was excluded from the audited statements.

9) Includes $30.0 million of mortgage interest expense related to the assumed mortgages, the Company's management estimated interest expense of approximately $19.4 million on $250 million of secured debt that the Company plans to obtain and the $200 million Term Loan funded July 1, 2011 and related amortization of estimated costs incurred to assume or originate debt of approximately $1.4 million, offset by approximately $7.3 million of amortization of note premium on mortgages assumed on 34 properties.

10) As reported in ELS' Current Report on Form 8-K filed on May 31, 2011, the Company has estimated annual depreciation of the acquired real estate of approximately $24.0 million and estimated annual amortization expenses of an intangible asset for in-place leases of approximately $80.0 million. Depreciation of real estate is on a straight-line basis using a 30-year estimated life and in-place leases are amortized over one year.

11) Amount represents the Company's estimate of costs for the Acquisition, including approximately $12 million of seller's debt defeasance costs, $2.0 million of transfer tax, $3.5 million in professional fees and $3.5 million in due diligence costs such as title insurance and preparation and review of reports related to title, survey, zoning and environmental.

12) As a result of the estimated Net loss available for Common Shares, both the Company's common OP Units and the newly issued shares of Series B Preferred Stock are considered anti-dilutive, and therefore both were excluded from the computation of the Net Loss Per Common Share – Basic and Fully Diluted.

15

Equity LifeStyle Properties, Inc.

2011 Acquisition Properties - Income from Property Operations (1)

(In $US Millions, unaudited)	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Rental income	$ 34.1	$ 33.8	$ 68.1	$ 67.8
Utility income and other property income	3.0	2.9	6.3	6.1
Total property operating revenues - Acquisition Core	37.1	36.7	74.4	73.9
Total property operating expenses - Acquisition Core	12.2	12.0	24.3	24.0
Income from property operations - Acquisition Core (1)	24.9	24.7	50.1	49.9
Income from property operations - Acquisition Non-Core (2)	0.5	0.0	0.7	0.0
Income from property operations - Total	$ 25.4	$ 24.7	$ 50.8	$ 49.9

1) All amounts provided by the seller of the Acquisition Properties and exclude property management expenses. Actual results of the Acquisition Properties for the six months ended June 30, 2011 reported by the seller may not be representative of the performance of the Acquisition Properties once acquired by the Company.
2) Acquisition Core includes 73 Acquisition Properties that were owned during both periods presented.
3) Acquisition Non-Core includes two Acquisition Properties acquired in January 2011 and one Acquisition Property acquired in May 2011.

16

Equity LifeStyle Properties, Inc.

2011 Acquisition Properties

The following table sets forth certain information relating to the 76 Acquisition Properties as of June 30, 2011. The table is categorized according to major markets and was provided to the Company by the seller. The Company closed on 35 Acquisition Properties on July 1, 2011. The accompanying footnotes are an integral part of the table.

Property	Address	City	State	ZIP	Acres	Sites	Annual Site Occupancy as of 6/30/11	Annual Rent as of 6/30/11	Closing Schedule [4]
Florida									
Audubon	6565 Beggs Road	Orlando	FL	32810	40	280	91.8%	4,668	August 1 [6]
Beacon Hill Colony	1112 W. Beacon Road	Lakeland	FL	33803	31	201	99.0%	4,426	October 1 [7]
Beacon Terrace	2425 Harden Blvd.	Lakeland	FL	33803	55	297	99.3%	4,508	August 1 [6]
Carefree Village	8000 Sheldon Road	Tampa	FL	33615	58	406	93.6%	4,674	July 1 [1]
Cheron Village	13222 SW 9th Court	Davie	FL	33325	30	202	90.1%	8,671	July 1 [1]
Clover Leaf Farms	900 N. Broad Street	Brooksville	FL	34601	227	780	96.5%	5,061	October 1 [7]
Clover Leaf Forest [2]	900 N. Broad Street	Brooksville	FL	34601	30	277	100.0%	2,940	October 1 [7]
Colony Cove	101 Amsterdam Ave	Ellenton	FL	34222	538	2,211	86.9%	6,226	August 1 [8]
Covington Estates	3400 Glenwick Ct.	Saint Cloud	FL	34772	59	241	92.1%	4,289	July 1 [1]
Crystal Lakes-Zephyrhills	4604 Lake Crystal Blvd.	Zephyrhills	FL	33541	146	318	95.0%	3,412	July 1 [1]
Emerald Lake	24300 Airport Road	Punta Gorda	FL	33950	34	201	87.6%	4,313	August 1 [9]
Featherock	2200 Highway 60 East	Valrico	FL	33594	84	521	97.7%	4,623	October 1 [7]
Foxwood	4705 NW 20th Street	Ocala	FL	34482	56	375	83.5%	4,539	July 1 [1]
Haselton Village	14 Coral Street	Eustis	FL	32726	52	292	98.3%	3,531	August 1 [6]
Heron Cay	1400 90th Avenue	Vero Beach	FL	32966	130	597	84.3%	5,775	October 1 [7]
Hidden Valley	8950 Polynesian Lane	Orlando	FL	32836	50	303	98.7%	6,099	July 1 [1]
Kings & Queens	2808 N. Florida Avenue	Lakeland	FL	33805	18	107	96.3%	4,530	July 1 [1]
Lake Village	400 Lake Drive	Nokomis	FL	34275	65	391	95.1%	6,470	September 1 [7]
Lake Worth Village	4041 Roberts Way #3	Lake Worth	FL	33463	117	826	77.6%	6,906	October 1 [7]
Lakeland Harbor	4747 North Road 33	Lakeland	FL	33805	65	504	99.8%	4,234	August 1 [6]
Lakeland Junction	202 E. Griffin Road	Lakeland	FL	33805	23	193	97.4%	3,569	July 1 [1]
Lakeside Terrace	24 Sunrise Lane	Fruitland Park	FL	34731	39	241	98.3%	3,656	July 1 [1]
Orange Lake	15840-32 SR 50	Clermont	FL	34711	38	242	95.0%	4,532	July 1 [1]
Palm Beach Colony	2000 N. Congress Avenue	West Palm Beach	FL	33409	48	285	89.5%	5,345	August 1 [9]
Parkwood Communities	414 Springlake Road	Wildwood	FL	34785	121	695	96.0%	3,065	July 1 [1]
Ridgewood Estates	101 Amsterdam Ave	Ellenton	FL	34222	77	381	98.2%	3,943	October 1 [7]
Shady Oaks	15777 Bolesta Road	Clearwater	FL	33760	31	250	94.4%	5,475	July 1 [1]
Shady Village	15777 Bolesta Road	Clearwater	FL	33760	19	156	94.9%	5,677	July 1 [1]
Starlight Ranch	6000 East Pershing Ave	Orlando	FL	32822	130	783	79.7%	5,792	July 1 [1]
Tarpon Glen	1038 Sparrow Lane	Tarpon Springs	FL	34689	24	170	88.2%	5,305	July 1 [1]
Vero Palm	1400 90th Avenue	Vero Beach	FL	32966	64	285	82.5%	5,353	October 1 [7]
Village Green	7300 20th Street	Vero Beach	FL	32966	174	781	84.1%	6,381	August 1 [6]
Whispering Pines - Largo	7501 142nd Ave North	Largo	FL	33771	55	392	85.7%	6,001	October 1 [7]
Florida Total					2,727	14,184	90.4%	5,207	

See page 19 for footnotes to this table.

17

Equity LifeStyle Properties, Inc.

2011 Acquisition Properties (continued)

Property	Address	City	State	ZIP	Acres	Sites	Annual Site Occupancy as of 6/30/11	Annual Rent as of 6/30/11	Closing Schedule [6]
Northeast									
Stonegate Manor	1 Stonegate Drive	North Windham	CT	06256	114	372	94.9%	4,980	July 1 [1]
The Glen	31 Leisurewoods	Norwell	MA	02370	24	36	100.0%	7,159	August 1 [10]
Hillcrest	31 Leisurewoods	Rockland	MA	02370	19	83	90.4%	6,647	August 1 [10]
Fernwood	1901 Fernwood Drive	Capitol Heights	MD	20743	40	329	93.3%	5,514	October 1 [7]
Williams Estates & Peppermint Woods	3300 Eastern Blvd	Middle River	MD	21200	121	804	96.0%	6,421	August 1 [8]
Pine Ridge at Crestwood	2 Fox Street	Whiting	NJ	08759	188	1,035	89.6%	4,953	August 1 [8]
The Woodlands	6237 South Transit	Lockport	NY	14094	225	1,183	88.1%	5,203	August 1 [5]
Greenbriar Village	63A Greenbriar Drive	Bath	PA	18014	63	319	98.1%	6,445	October 1 [7]
Lil Wolf	3411 Li'l Wolf Drive	Orefield	PA	18069	56	271	97.4%	6,326	October 1 [7]
Mountain View - PA	4 East Zimmer Drive	Walnutport	PA	18088	45	189	93.7%	5,146	August 1 [8]
Regency Lakes	108 Chamberlain Court	Winchester	VA	22603	165	523	88.3%	5,098	July 1 [1]
Northeast Total					1,060	5,144	91.9%	5,527	
West									
Apache East	3500 S. Tomahawk	Apache Junction	AZ	85219	17	123	98.4%	4,824	July 1 [1]
Denali Park	3405 S. Tomahawk	Apache Junction	AZ	85219	33	162	75.3%	4,627	July 1 [1]
Sunshine Valley	1650 S. Arizona Avenue	Chandler	AZ	85286	55	380	86.8%	5,375	September 1 [7]
Westpark	2501 W Wickenburg Way	Wickenburg	AZ	85390	48	188	97.3%	6,137	July 1 [1]
Los Ranchos	20843 Waalew Road	Apple Valley	CA	92307	30	389	95.6%	6,165	October 1 [7]
Mountain View - NV	148 Day Street	Henderson	NV	89074	67	352	94.3%	8,382	August 1 [8]
West Total					250	1,594	91.6%	6,247	
Other Midwest / ID									
Coach Royal	8597 W. Irving Lane	Boise	ID	83704	12	91	72.5%	4,704	July 1 [1]
Maple Grove	8597 W. Irving Lane	Boise	ID	83704	38	270	70.7%	4,764	July 1 [1]
Shenandoah Estates	5603 Bullrun Lane	Boise	ID	08081	24	154	97.4%	5,510	October 1 [7]
West Meadow Estates	120 West Driftwood	Boise	ID	83713	29	179	93.9%	5,328	October 1 [7]
Hoosier Estates	830 Campbell Street	Lebanon	IN	46052	60	288	92.4%	3,491	October 1 [7]
North Glen Village	18200 US 31 N #292	Westfield	IN	46074	88	289	82.7%	4,572	October 1 [7]
Rockford Riverview Estates	135 Highview Road	Rockford	MN	55373	88	428	83.9%	4,176	August 1 [8]
Rosemount Woods	13925 Bunratty Ave	Rosemount	MN	55068	50	182	95.6%	6,394	July 1 [1]
Cedar Knolls	12571 Garland Ave	Apple Valley	MN	55124	93	458	85.6%	6,852	August 1 [8]
Cimarron Park	901 Lake Elmo Ave N	Lake Elmo	MN	55042	230	505	86.3%	6,960	August 1 [8]
Buena Vista	4301 El Tora Boulevard	Fargo	ND	58103	76	400	95.0%	4,512	August 1 [8]
Meadow Park	3220 12th Ave North	Fargo	ND	58102	17	117	90.6%	3,480	August 1 [8]
Other Midwest / ID Total					804	3,361	87.1%	5,254	
Michigan									
Avon	2889 Sandpiper	Rochester Hills	MI	48309	83	617	73.4%	6,521	July 1 [1]
Chesterfield	49900 Fairchild Road	Chesterfield	MI	48051	78	345	71.3%	5,851	July 1 [1]
Clinton	38129 Deacroix	Clinton Township	MI	48038	161	1,000	52.3%	5,631	October 1 [3]
Cranberry Lake	9620 Highland Road	White Lake	MI	48386	54	328	79.6%	6,370	July 1 [1]
Ferrand Estates	2680 44th Street	Wyoming	MI	49519	80	420	75.7%	5,448	August 1 [8]
Grand Blanc	8225 Embury Road	Grand Blanc	MI	48439	221	478	46.7%	5,435	July 1 [1]
Holly Hills	16181 Lancaster Way	Holly	MI	48442	198	242	62.8%	4,753	July 1 [1]
Lake in the Hills	2700 Shimmons Road	Auburn Hills	MI	48326	51	238	84.9%	5,791	July 1 [1]
Macomb	45301 Chateau Thierry Blvd.	Macomb	MI	48044	400	1,426	56.9%	5,665	July 1 [1]
Novi	41875 Carousel Street	Novi	MI	48377	118	725	56.0%	5,780	July 1 [1]
Old Orchard	10500 Lapeer Road	Davison	MI	48423	41	200	70.5%	5,286	July 1 [1]
Royal Estates	8300 Ravine Road	Kalamazoo	MI	49009	63	183	82.0%	4,817	July 1 [1]
Swan Creek	6988 McKean	Ypsilanti	MI	48197	59	294	86.1%	5,576	July 1 [1]
Westbrook	45013 Catalpa	Macomb	MI	48044	79	388	93.6%	6,318	July 1 [1]
Michigan Total			MI Total		1,686	6,884	65.4%	5,764	
Grand Total					6,526	31,167	84.8%	5,423	

See page 19 for footnotes to this table.

18

Equity LifeStyle Properties, Inc. 19
2011 Acquisition Properties Footnotes 1) Property acquired on July 1, 2011.
2) This property is a resort property with 146 annual sites. 3) The terms of the purchase agreement for the Acquisition result of underwriting issues related to this property, the would be deemed terminated but also agreed that the Company
December 31, 2011. The Company is continuing to estimates assume that the Company will acquire this property acquire this property. 4) In addition to the debt—related assumptions issues highlighted customary closing conditions and due diligence. 5) Closing subject to completing loan assumption. The Company’s yet approved by lender. 6) Closing subject to completing loan assumption. Lender is in progress. 7) Closing subject to completing loan assumption. Lender lender due diligence and underwriting are not complete. 8) Closing subject to completing loan assumption. Lender document negotiation is in progress. 9) Closing subject to seller defeasing existing debt. Seller closing date. 10) Property is currently unencumbered and closing date has provided for a July 1, 2011 closing for this property. As a parties agreed that the Company’s acquisition of the property may reinstate the acquisition at any time on or before perform due diligence on the property. All 2011 guidance property. There can be no assurance that the Company will in footnotes 5 — 10, all future closings are subject to request for modification of certain loan terms is not has verbally approved the assumption, document negotiation has acknowledged request for assumption approval, however has delivered written conditional approval of assumption, is actively working with lender to defease on the scheduled been agreed to by the Company and seller.

Equity LifeStyle Properties, Inc. 20
Non—GAAP Financial Measures Funds from Operations (“FFO”) — a non-GAAP financial measure
Board of Governors of the National Association of Real Estate measure of performance for an equity REIT. While FFO is a for equity REITs, it does not represent cash flow from operations considered as an alternative to these indicators in evaluating liquidity
The Company defines FFO as net income, computed in accordance losses from sales of properties, plus real estate related unconsolidated partnerships and joint ventures. Adjustments calculated to reflect FFO on the same basis. The Company right-to-use contracts. In accordance with GAAP, the upfront deferred and amortized over the estimated customer life. Although treatment of nonrefundable right-to-use payments, the Company deferral activity in its calculation of FFO. The Company believes measures of the performance of an equity REIT. The Company amortization and gains or actual or estimated losses from sales which may be of limited relevance in evaluating current performance, performance between periods and among other equity REITs net revenue deferral of upfront non-refundable payments and facilitates the comparison to other equity REITs. Investors should from operating activities, investing activities and financing performance. The Company computes FFO in accordance which may not be comparable to FFO reported by other REITs NAREIT definition or that interpret the current NAREIT definition distribution (“FAD”) is a non-GAAP financial measure. FAD expenditures. Investors should review FFO and FAD, along with investing activities and financing activities, when evaluating the represent cash generated from operating activities in accordance distributions and should not be considered as an alternative indication of the Company’s financial performance, or to cash
GAAP, as a measure of the Company’s liquidity, nor is it indicative including its ability to make cash distributions.
measure. The Company believes that FFO, as defined by the Investment Trusts (“NAREIT”), is generally an appropriate relevant and widely used measure of operating performance or net income as defined by GAAP, and it should not be or operating performance. with GAAP, excluding gains or actual or estimated depreciation and amortization, and after adjustments for for unconsolidated partnerships and joint ventures are receives up-front non-refundable payments from the entry of non-refundable payments and related commissions are the NAREIT definition of FFO does not address the believes that it is appropriate to adjust for the impact of the that FFO is helpful to investors as one of several further believes that by excluding the effect of depreciation, of real estate, all of which are based on historical costs and FFO can facilitate comparisons of operating
REITs. The Company believes that the adjustment to FFO for the expense deferral of right-to-use contract commissions also review FFO, along with GAAP net income and cash flow activities, when evaluating the Company’s operating with its interpretation of standards established by NAREIT, that do not define the term in accordance with the current differently than the Company does. Funds available for is defined as FFO less non-revenue producing capital
GAAP net income and cash flow from operating activities, Company’s operating performance. FFO and FAD do not with GAAP, nor do they represent cash available to pay to net income, determined in accordance with GAAP, as an flow from operating activities, determined in accordance with of funds available to fund the Company’s cash needs,